EXHIBIT 10.19






                          LOAN AND SECURITY AGREEMENT

                                BY AND BETWEEN

                       LASALLE BANK NATIONAL ASSOCIATION

                                     AND

                       CONSOLIDATED OIL WELL SERVICES, INC.


                          DATED AS OF JANUARY 14, 2002








































                                TABLE OF CONTENTS

                                                                        Page

1.     DEFINITIONS .................................................     1
2.     LOANS .......................................................     6
       (a)     Revolving Loans .....................................     6
       (b)     Term Loan A .........................................     8
       (c)     Capital Expenditure Loans ...........................     8
       (d)     Repayments ..........................................     8
       (e)     Notes ...............................................     9
3.     [Reserved] ..................................................     9
4.     INTEREST, FEES AND CHARGES ..................................     9
       (a)     Interest Rate .......................................     9
       (b)     Fees And Charges ....................................    10
       (c)     Maximum Interest ....................................    10
5.     COLLATERAL ..................................................    11
       (a)     Grant of Security Interest to Lender ................    11
       (b)     Other Security ......................................    11
       (c)     Possessory Collateral ...............................    11
       (d)     Electronic Chattel Paper ............................    12
6.     PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY
       INTERESTS THEREIN ...........................................    12
7.     POSSESSION OF COLLATERAL AND RELATED MATTERS ................    13
8.     COLLECTIONS .................................................    13
9.     COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.    14
       (a)     Borrowing Base Reports ..............................    14
       (b)     Monthly Reports .....................................    15
       (c)     Financial Statements ................................    15
       (d)     Annual Projections ..................................    15
       (e)     Explanation of Budgets and Projections ..............    15
       (f)     Public Reporting ....................................    15
       (g)     Other Information ...................................    16
10.    TERMINATION .................................................    16
11.    REPRESENTATIONS AND WARRANTIES ..............................    16
       (a)     Financial Statements and Other Information ..........    16
       (b)     Locations ...........................................    17
       (c)     Loans by Borrower ...................................    17
       (d)     Accounts ............................................    17
       (e)     Liens ...............................................    17
       (f)     Organization, Authority and No Conflict .............    17
       (g)     Litigation ..........................................    18
       (h)     Compliance with Laws and Maintenance of Permits .....    18
       (i)     Affiliate Transactions ..............................    18
       (j)     Names and Trade Names ...............................    18
       (k)     Equipment ...........................................    18
       (l)     Enforceability ......................................    18
       (m)     Solvency ............................................    19
       (n)     Indebtedness ........................................    19
       (o)     Margin Security and Use of Proceeds .................    19
       (p)     Parent, Subsidiaries and Affiliates .................    19
       (q)     No Defaults .........................................    19
       (r)     Employee Matters ....................................    19
       (s)     Intellectual Property ...............................    19
       (t)     Environmental Matters ...............................    20
       (u)     ERISA Matters .......................................    20


                                       i



12.    AFFIRMATIVE COVENANTS .......................................    20
       (a)     Maintenance of Records ..............................    20
       (b)     Notices .............................................    20
       (c)     Compliance with Laws and Maintenance of Permits .....    22
       (d)     Inspection and Audits ...............................    22
       (e)     Insurance ...........................................    22
       (f)     Collateral ..........................................    23
       (g)     Use of Proceeds .....................................    24
       (h)     Taxes ...............................................    24
       (i)     Intellectual Property ...............................    24
       (j)     Checking Account ....................................    24
13.    NEGATIVE COVENANTS ..........................................    24
       (a)     Guaranties ..........................................    25
       (b)     Indebtedness ........................................    25
       (c)     Liens ...............................................    25
       (d) Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business. 25
       (e)     Restricted Payments .................................    25
       (f)     Investments; Loans ..................................    25
       (g)     Fundamental Changes, Line of Business ...............    26
       (h)     Equipment ...........................................    26
       (i)     Use of Proceeds .....................................    26
       (j)     Affiliate Transactions ..............................    26
       (k)     Settling of Accounts ................................    26
14.    FINANCIAL COVENANTS .........................................    26
       (a)     Tangible Net Worth ..................................    26
15.    DEFAULT .....................................................    27
       (a)     Payment .............................................    27
       (b)     Breach of this Agreement and the Other Agreements ...    27
       (c)     Breaches of Other Obligations .......................    27
       (d)     Breach of Representations and Warranties ............    27
       (e)     Loss of Collateral ..................................    28
       (f)     Levy, Seizure or Attachment .........................    28
       (g)     Bankruptcy or Similar Proceedings ...................    28
       (h)     Appointment of Receiver .............................    28
       (i)     Judgment ............................................    28
       (j)     Death or Dissolution of Obligor .....................    28
       (k)     Default or Revocation of Guaranty ...................    29
       (l)     Criminal Proceedings ................................    29
       (m)     Change of Control ...................................    29
       (n)     Change of Management ................................    29
       (o)     Material Adverse Change .............................    29
16.    REMEDIES UPON AN EVENT OF DEFAULT ...........................    29
17.    CONDITIONS PRECEDENT ........................................    30
18.    INDEMNIFICATION .............................................    31
19.    NOTICE ......................................................    31
20.    CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION ......    32
21.    MODIFICATION AND BENEFIT OF AGREEMENT .......................    33
22.    HEADINGS OF SUBDIVISIONS ....................................    33
23.    POWER OF ATTORNEY ...........................................    33
24.    CONFIDENTIALITY .............................................    33
25.    COUNTERPARTS ................................................    34
26.    ELECTRONIC SUBMISSIONS ......................................    34
27.    WAIVER OF JURY TRIAL; OTHER WAIVERS .........................    34


                                      ii



EXHIBIT A -- BUSINESS AND COLLATERAL LOCATIONS
EXHIBIT B -- COMPLIANCE CERTIFICATE
EXHIBIT C -- COMMERCIAL TORT CLAIMS

SCHEDULE 11 (i) -- AFFILIATE TRANSACTIONS
SCHEDULE 11(j) -- NAMES & TRADE NAMES
SCHEDULE 11 (n) -- INDEBTEDNESS
SCHEDULE 11 (p) -- PARENT, SUBSIDIARIES AND AFFILIATES
SCHEDULE 17(a)   CLOSING DOCUMENT CHECKLIST
















































                                     iii



                        LOAN AND SECURITY AGREEMENT

     This Loan And Security Agreement (as amended, modified or supplemented from time to time, this "Agreement") made this 14th day of January, 2002, is by and between LaSalle Bank National Association, a national banking association ("Lender"), with an office located at 3201 North Ashland Avenue, Chicago, Illinois 60657, and Consolidated Oil Well Services, Inc., a Kansas corporation, having its principal place of business at 211 West 14th Street, Chanute, Kansas 66720 ("Borrower").

                            W I T N E S S E T H:

     WHEREAS, Borrower may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made;

     NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

     1.     DEFINITIONS.

     "Account", "Account Debtor", "Chattel Paper", "Commercial Tort Claims", "Deposit Accounts", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Right", "Proceeds" and "Tangible Chattel Paper" shall have the respective meanings assigned to such terms in the Illinois Uniform Commercial Code, as the same may be in effect from time to time.

     "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries owns, controls, is controlled by, or is under common control with, Borrower or Infinity, Inc., (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of Borrower, or (iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by Borrower.

     "Business Day" shall mean any day other than a Saturday, a Sunday or any day that banks in Chicago, Illinois are required or permitted to close.

     "Capital Expenditure Loans" shall mean the Loans made pursuant to subsection 2(c) hereof.

     "Capital Expenditure Note" shall mean that certain Demand Capital Expenditure Note of even date herewith executed and delivered by Borrower to Lender in a maximum aggregate principal amount not to exceed One Million and no/100 Dollars ($1,000,000.00), as such Demand Capital Expenditure Note is amended, renewed or restated from time to time.

     "Collateral" shall mean all of the property of Borrower described in
Section 5 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Liabilities.

     "Eligible Account" shall mean an Account owing to Borrower which is acceptable to Lender in its sole discretion for lending purposes. Without limiting Lender's discretion, Lender shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

     (i)     it is genuine and in all respects what it purports to be;

     (ii) it is owned by Borrower, Borrower has the right to subject it to a security interest in favor of Lender or assign it to Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

     (iii) it arises from (A) the performance of services by Borrower in the ordinary course of Borrower's business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or
(B) the sale or lease of Goods by Borrower in the ordinary course of Borrower's business, and (x) such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and (z) Borrower has possession of, or Borrower has delivered to Lender (at Lender's request) shipping and delivery receipts evidencing delivery of such Goods;

     (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within thirty (30) days after the date of the invoice and does not remain unpaid ninety (90) days past the invoice date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid ninety (90) days after the respective invoice dates thereof, then all Accounts owing by that Account Debtor shall be deemed ineligible;

     (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

     (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

     (vii) the Account Debtor thereunder is not a director, officer, employee or agent of Borrower, or a Subsidiary, Parent or Affiliate;

     (viii) it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable;

     (ix) it is not an Account with respect to which the Account Debtor is located in a state which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state; or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) Borrower has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Borrower at its election; or (z) Borrower has proven, to Lender's satisfaction, that it is exempt from any such requirements under any such state's laws;

     (x) the Account Debtor is located within the United States of America;

     (xi) it is not an Account with respect to which the Account Debtor's obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

     (xii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or (B) which violates any of the covenants of Borrower contained in this Agreement;

     (xiii) it is not an Account which, when added to a particular Account Debtor's other indebtedness to Borrower, exceeds 20% of all Accounts of Borrower or a credit limit determined by Lender in its sole discretion for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiii) shall be Eligible Accounts to the extent of such credit limit); and

     (xiv) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in its sole discretion.

     "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business or facilities owned or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

     "Event of Default" shall have the meaning specified in Section 15 hereof.

     "Fiscal Year" shall mean each twelve (12) month accounting period of Borrower, which ends on March 31 of each year.

     "GAAP" shall mean generally accepted accounting principles consistently applied.

     "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

     "Indemnified Party" shall have the meaning specified in Section 18 hereof.

     "Liabilities" shall mean any and all obligations, liabilities and indebtedness of Borrower to Lender or to any parent, affiliate or subsidiary of Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

     "Loans" shall mean all loans and advances made by Lender to or on behalf of Borrower hereunder.

     "Lock Box" and "Lock Box Account" shall have the meanings specified in subsection 8(a) hereof.

     "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, prospects, operations or condition, financial or otherwise, of a Person.

     "Maturity Date" shall mean December 31, 2004.

     "Maximum Loan Limit" shall mean Seven Million and No/100 Dollars ($7,000,000.00).

     "Maximum Revolving Loan Limit" shall mean Two Million and No/100 Dollars ($2,000,000.00).

     "Obligor" shall mean Borrower and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

     "Other Agreements" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

     "Parent" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of Borrower and, if Borrower is a partnership, the general partner of Borrower.

     "PBGC" shall have the meaning specified in subsection 12(b)(v) hereof.

     "Permitted Distributions" shall mean dividends or other cash payments to Borrower's Affiliates in an aggregate amount not to exceed Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) in any Fiscal Year, provided that at the time of each such payment, (i) no Event of Default, or any event which, if uncured, will become an Event of Default after notice or lapse of time (or both), then exists or would be created by such dividends or other cash payments, or (ii) Lender has not, in Lender's sole discretion, notified Borrower to discontinue all such dividends or other cash payments.

     "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (ii) liens or security interests in favor of Lender; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business;
(iv) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, if any, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; and (v) liens specifically permitted by Lender in writing.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

     "Plan" shall have the meaning specified in subsection 12(b)(v) hereof.

     "Prime Rate" shall mean Lender's publicly announced prime rate (which is not intended to be Lender's lowest or most favorable rate in effect at any time) in effect from time to time.

     "Revolving Loan Limit" shall have the meaning specified in subsection 2(a) hereof.

     "Revolving Loans" shall have the meaning specified in subsection 2(a) hereof.

     "Revolving Note" shall mean that certain Revolving Demand Note of even date herewith executed and delivered by Borrower to Lender in a maximum aggregate principal amount not to exceed Two Million and no/100 Dollars ($2,000,000.00), as such Revolving Demand Note is amended, renewed or restated from time to time.

     "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower or any partnership of which Borrower is a general partner.

     "Tangible Net Worth" shall have the meaning specified in subsection 14(a) hereof.

     "Term Loan A" shall have the meaning specified in subsection 2(b) hereof.

     "Term Note A" shall mean that certain Term Note A of even date herewith executed and delivered by Borrower to Lender in the original principal amount of Three Million Eight Hundred Forty-Two Thousand One Hundred Seventy and no/100 Dollars ($2,902,537.50), as such Term Note A is amended, renewed or restated from time to time.

     "Term Loans" shall mean, collectively, Term Loan A and the Capital Expenditure Loans.

     "Titled Vehicles": shall mean all of Borrower's now owned and hereafter acquired vehicles, rolling stock and other Equipment, the ownership of which is evidenced by certificates of title.

2.   LOANS.

     (a)     Revolving Loans.

     Subject to the terms and conditions of this Agreement and the Other Agreements, prior to the Maturity Date, Lender may, in its sole discretion, make revolving loans and advances (the "Revolving Loans") in an amount up to the sum of the following sublimits (the "Revolving Loan Limit"):

     (i) Up to eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrower's business) of Borrower's Eligible Accounts; minus

     (ii) such reserves as Lender elects, in its sole discretion to establish from time to time;

     provided, however, (y) the sum of all outstanding Revolving Loan advances shall at no time exceed the Maximum Revolving Loan Limit, except as such amount may be increased or decreased by Lender, in its sole discretion, and
(z) notwithstanding anything contained in this Agreement or the Other Agreements to the contrary, Lender may, in its discretion, change, at any time and from to time, the method of calculating the Revolving Loan Limit, including, but not limited to, reducing advance rates against Eligible Accounts and deducting additional or other reserves therefrom. Without in any way limiting Lender's discretion to reduce advance rates or establish reserves, Borrower hereby acknowledges and agrees that if Borrower's Accounts dilution exceeds 7%, then Lender may, in its sole discretion, reduce the advance rate against Eligible Accounts. The Revolving Loans shall be evidence by the Revolving Note.

     The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the Revolving Loan Limit. If at any time the outstanding Revolving Loans exceeds the Revolving Loan Limit, or any portion of the Revolving Loans exceeds any applicable sublimit within the Revolving Loan Limit, Borrower shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans in such order as Lender shall determine in its sole discretion.

     Borrower hereby authorizes Lender, in its sole discretion, to charge any of Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.

     A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: Borrower shall give Lender same day notice, no later than 10:30 A.M. (Chicago time) for such day, of its request for a Revolving Loan. In the event that Borrower maintains a controlled disbursement account at Lender, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan. As an accommodation to Borrower, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

     Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: the proceeds of each Revolving Loan requested under
Section 2(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by Borrower and Lender from time to time, or elsewhere if pursuant to a written direction from Borrower.

     (b)     Term Loan A.

     Subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions to the initial Loans are satisfied, Lender shall make a term loan to Borrower in an amount equal to the lesser of Three Million Eight Hundred Forty-Two Thousand One Hundred Seventy and no/100 Dollars ($2,902,537.50) and eighty-five percent (85%) of the forced liquidation value of Borrower's Equipment owned and existing as of the date of this Agreement (as determined by an appraiser acceptable to Lender) (the "Term Loan A"). Term Loan A shall be evidenced by and repaid in accordance with Term Note A.

     (c)      Capital Expenditure Loans.

     Subject to the terms and conditions of this Agreement and the Other Agreements, from time to time after the initial Loans are advanced hereunder, Lender shall make advances to Borrower up to eighty percent (80%) of the purchase price (exclusive of sales taxes, delivery charges and other "soft" costs related to such purchase) of Equipment to be purchased with the proceeds of such advances, which Equipment is acceptable to Lender in its sole discretion, and upon which Lender shall have a first priority perfected security interest; provided, that (i) the aggregate amount advanced for such purchases shall not exceed One Million and No/100 Dollars ($1,000,000.00),
(ii) at least ten (10) Business Days prior to any such advance hereunder, Borrower shall have furnished to Lender an invoice and acceptance letter for the Equipment being purchased and shall have executed such documents and taken such other actions as Lender shall required to assure that Lender has a first priority perfected security interest in such Equipment, and (iii) each advance hereunder shall be in an amount not less than Two Hundred Thousand and No/100 Dollars ($200,000.00). The Capital Expenditure Loans shall be evidenced by the Capital Expenditure Note.

     (d)     Repayments.

     ALL LIABILITIES SHALL BE REPAID BY BORROWER UPON DEMAND BY LENDER. Prior to such demand, Liabilities shall be repaid as follows:

     (i) Repayment of Revolving Loans. The Revolving Loans and all other Liabilities (other than the Term Loans) shall be repaid on the Maturity Date.

     (ii) Repayment of Term Loan A. Term Loan A shall be repaid in thirty-six (36) equal monthly installments of Eighty Thousand Six Hundred Twenty-Six and 04/100 Dollars ($80,626.04), plus interest accrued to the date of each payment, payable on the day that is 30 days from the date of such advance and on the corresponding day of each month thereafter (or if there is no corresponding day, on the last day of the month); provided that any remaining outstanding principal balance of the Term Loan A, together with accrued interest thereon, shall be repaid at the Maturity Date. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

     (iii) Repayment of Capital Expenditure Loans. Each advance under the Capital Expenditure Loan shall be repaid in forty-eight (48) equal monthly installments in an amount sufficient to repay such Capital Expenditure Loan advance in full by the final payment. Such payments shall be made on the thirtieth (30th) day following the date of each such advance, and on the corresponding day of each month thereafter (or if there is no corresponding day, on the last day of each such month); provided that any remaining outstanding principal balance of the Capital Expenditures Loan, together with accrued interest thereon, shall be repaid on the Maturity Date. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

     (iv) Sales of Assets. Upon receipt of the proceeds of the sale or other disposition of any Equipment or real property of Borrower which is subject to a mortgage in favor of Lender, or if any of the Equipment or real property subject to such mortgage is damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof shall be paid by Borrower to Lender as a mandatory prepayment of Term Loan A or the Capital Expenditure Loan, as selected by Lender, such payment to be applied against the remaining installments of principal in the inverse order of their maturities until Term Loan A and the Capital Expenditure Loan are repaid in full, and then against the other Liabilities, as determined by Lender, in its sole discretion.

     (e)     Notes.

     The Loans shall, in Lender's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to Lender. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Lender.

     3.     [Reserved].

     4.     INTEREST, FEES AND CHARGES.

     (a)     Interest Rate.

     Each Loan shall bear interest at the rate of one percent (1%) per annum in excess of the Prime Rate in effect from time to time, payable on the last Business Day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate. Upon the occurrence of an Event of Default and during the continuance thereof, each Loan shall bear interest at the rate of two percent (2%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360-day year.

     (b)     Fees And Charges.

     (i) Closing Fee: Borrower shall pay to Lender a closing fee of Thirty-Five Thousand and no/100 Dollars ($35,000.00), which fee shall be fully earned and payable on the date of disbursement of the initial Loans hereunder. Lender acknowledges that it has received $17,500.00 of the closing fee prior to the date hereof.

     (ii) Unused Line Fee: Borrower shall pay to Lender an unused line fee of one-half percent (.5%) of the difference between the Maximum Revolving Loan Limit and the average daily balance of the Revolving Loans for each month, which fee shall be fully earned by Lender and payable monthly in arrears on the last Business Day of each month. Said fee shall be calculated on the basis of a 360 day year.

     (iii) Costs and Expenses: Borrower shall reimburse Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by Lender in connection with the (i) documentation and consummation of this transaction and any other transactions between Borrower and Lender, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities; and (iv) administration and enforcement of any of Lender's rights under this Agreement. Borrower shall also pay all normal service charges with respect to all accounts maintained by Borrower with Lender and any additional services requested by Borrower from Lender. All such costs, expenses and charges shall constitute Liabilities hereunder, shall be payable by Borrower to Lender on demand, and until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (c)     Maximum Interest.

     It is the intent of the parties that the rate of interest and other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

     5.     COLLATERAL.

     (a)     Grant of Security Interest to Lender.

     As security for the payment of all Loans now or in the future made by Lender to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to Lender and grants to Lender a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles, Titled Vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on Exhibit C hereto (i) any other property of Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (j) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

     (b)     Other Security.

     Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Liabilities, payable by Borrower to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (c)     Possessory Collateral.

     Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper, any Investment Property consisting of certificated securities and any titled vehicles or rolling stock, Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

     (d)     Electronic Chattel Paper.

     To the extent that Borrower obtains or maintains any Electronic Chattel Paper, Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

     (e) Vehicles. Attached hereto as Schedule 5(e) is a complete listing of all Titled Vehicles currently owned by Borrower. Contemporaneously herewith, Borrower shall deliver to Lender the original titles to the Titled Vehicles, in form and substance acceptable to Lender and necessary to perfect and maintain perfected Lender's first position priority security interest and lien in and to the Titled Vehicles.

     6.     PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS
THEREIN.

     Borrower shall, at Lender's request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Borrower further ratifies and confirms the prior filing by Lender of any and all financing statements which identify the Borrower as debtor, Lender as secured party and any or all Collateral as collateral.

     7.     POSSESSION OF COLLATERAL AND RELATED MATTERS.

     Until an Event of Default has occurred, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose; and (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.

     8.     COLLECTIONS.

     (a) Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "Lock Box") held at and under the exclusive control of, Lender. Borrower shall establish an account (the "Lock Box Account") in Lender's name with Lender, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments received by Borrower on Accounts in the identical form in which such payments were received, whether by cash or check. If Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. The amounts on deposit in such Lock Box Account are the sole and exclusive property of Lender. Borrower agrees that all payments made to such Lock Box Account or otherwise received by Lender, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement. Borrower agrees to pay all fees, costs and expenses in connection with opening and maintaining the Lock Box Account. All of such fees, costs and expenses if not paid by Borrower, may be paid by Lender and in such event all amounts paid by Lender shall constitute Liabilities hereunder, shall be payable to Lender by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this section, Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of Borrower or Goods pertaining thereto;
(ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited, and open and process all mail addressed to Borrower and deposited therein.

     (b) Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts or other amounts owed to Borrower by suit or otherwise;
(ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to Borrower;
(iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;
(iv) sell or assign any Account of Borrower or other amount owed to Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to Borrower; and (vi) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement and to allow Lender to collect the Accounts or other amounts owed to Borrower. In addition to any other provision hereof, Lender may at any time, after the occurrence and during the continuance of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

     (c) For purposes of calculating interest and fees, Lender shall, within two (2) Business Days after receipt by Lender at its office in Chicago, Illinois of checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the Liabilities in such order as Lender shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Lender shall determine in its sole discretion, on the day of receipt, subject to actual collection.

     (d) On a monthly basis, Lender shall deliver to Borrower an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrower unless Borrower notifies Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrower and any such notice shall only constitute an objection to the items specifically identified.

     9.     COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

     (a)     Borrowing Base Reports.

     Borrower shall deliver to Lender an executed borrowing base and loan report and certificate in Lender's then current form on each day on which Borrower requests a Revolving Loan, and in any event at least once each week, which shall be accompanied by copies of Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of Borrower with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to Lender and shall contain such additional information concerning Accounts as may be requested by Lender including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.

     (b)     Monthly Reports.

     Borrower shall deliver to Lender, in addition to any other reports, as soon as practicable and in any event: (i) within ten (10) days after the end of each month, (A) a detailed trial balance of Borrower's Accounts aged per invoice date, in form and substance reasonably satisfactory to Lender including, without limitation, the names and addresses of all Account Debtors of Borrower, and (B) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Lender may require in its sole discretion), including a listing of any held checks.

     (c)     Financial Statements.

     Borrower shall deliver to Lender the following financial information, all of which shall be prepared in accordance with GAAP, and shall be accompanied by a compliance certificate in the form of Exhibit B hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement: (i) no later than thirty (30) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrower, certified by the Chief Financial Officer of Borrower; and (ii) no later than ninety (90) days after the end of each of Borrower's Fiscal Years, copies of internally prepared annual financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrower, certified by the Chief Financial Officer of Borrower.

     (d)     Annual Projections.

     As soon as practicable and in any event prior to the beginning of each Fiscal Year, Borrower shall deliver to Lender projected balance sheets, statements of income and cash flow for Borrower, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Lender.

     (e)     Explanation of Budgets and Projections.

     In conjunction with the delivery of the annual presentation of projections or budgets referred to in subsection 9(d) above, Borrower shall deliver a letter signed by the President or a Vice President of Borrower and by the Treasurer or Chief Financial Officer of Borrower, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrower.

     (f)     Public Reporting.

     Promptly upon the filing thereof, Borrower shall deliver to Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, as well as promptly providing to Lender copies of any reports and proxy statements delivered to its shareholders.

     (g)     Other Information.

     Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

     10.     TERMINATION.

     THIS AGREEMENT SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL THE MATURITY DATE, UNLESS (A) LENDER MAKES DEMAND FOR REPAYMENT PRIOR TO THE MATURITY DATE; OR (B) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO SECTION 16 HEREOF. If one or more of the events specified in clauses (a) or (b) occurs, then (i) Lender shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, Borrower shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such lender's indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to Borrower's account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to Borrower's account. If, during the term of this Agreement, Borrower prepays all of the Liabilities from any source other than income from the ordinary course operations of Borrower's business, Borrower agrees to pay to Lender as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to (i) three percent (3%) of the Maximum Loan Limit if such prepayment occurs two (2) years or more prior to the Maturity Date, (ii) two percent (2%) of the Maximum Loan Limit if such prepayment occurs less than two (2) years, but at least one (1) year prior to the Maturity Date, or (iii) one percent (1%) of the Maximum Loan Limit if such prepayment occurs less than one (1) year prior to the Maturity Date.

     11.     REPRESENTATIONS AND WARRANTIES.

     Borrower hereby represents and warrants to Lender, which representations and warranties (whether appearing in this Section 11 or elsewhere) shall be true at the time of Borrower's execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Loan is made pursuant to this Agreement.

     (a)     Financial Statements and Other Information.

     The financial statements and other information delivered or to be delivered by Borrower to Lender at or prior to the date of this Agreement accurately reflect the financial condition of Borrower, and there has been no adverse change in the financial condition, the operations or any other status of Borrower since the date of the financial statements delivered to Lender most recently prior to the date of this Agreement. All written information now or heretofore furnished by Borrower to Lender is true and correct as of the date with respect to which such information was furnished.

     (b)     Locations.

     The office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Exhibit A and at other locations within the continental United States of which Lender has been advised by Borrower in accordance with subsection 12(b)(i). The Collateral, including, without limitation, the Equipment (except any part thereof which Borrower shall have advised Lender in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Exhibit A, and at other locations within the continental United States of which Lender has been advised by Borrower in writing in accordance with subsection 12(b)(i) hereof.

     (c)     Loans by Borrower.

     Borrower has not made any loans or advances to any Affiliate or other
Person.

     (d)     Accounts.

     Each Account which Borrower shall, expressly or by implication, request Lender to classify as an Eligible Account shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the definition of "Eligible Account" as set forth herein and as otherwise established by Lender from time to time.

     (e)     Liens.

     Borrower is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

     (f)     Organization, Authority and No Conflict.

     Borrower is a corporation, duly organized, validly existing and in good standing in the State of Kansas, its state organizational identification number is 2103091 and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected.

     (g)     Litigation.

     There are no actions or proceedings which are pending or threatened against Borrower which might have a Material Adverse Effect on Borrower, and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender. Borrower has no Commercial Tort Claims pending other than those set forth on Exhibit C hereto as Exhibit C may be amended from time to time.

     (h)     Compliance with Laws and Maintenance of Permits.

     Borrower has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Borrower. Borrower is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect on Borrower.

     (i)     Affiliate Transactions.

     Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) hereof, Borrower is not conducting, permitting or suffering to be conducted, transaction with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate.

     (j)     Names and Trade Names.

     Other than the name "Consolidated Industrial Services, Inc., which was Borrower's name prior to September, 2000, Borrower's name has always been as set forth on the first page of this Agreement, and Borrower uses no trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on Schedule 11(j) hereto.

     (k)     Equipment.

     Borrower has good and indefeasible and merchantable title to and ownership of all Equipment. No Equipment is a Fixture to real estate unless such real estate is owned by Borrower and is subject to a mortgage in favor of Lender or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Lender.

     (l)     Enforceability.

     This Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

     (m)     Solvency.

     Borrower is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

     (n)     Indebtedness.

     Except as set forth on Schedule 11(n) hereto, Borrower is not obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans.

     (o)     Margin Security and Use of Proceeds.

     Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     (p)     Parent, Subsidiaries and Affiliates.

     Except as set forth on Schedule 11(p) hereto, Borrower has no Parents, Subsidiaries or other Affiliates or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person.

     (q)     No Defaults.

     Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect on Borrower.

     (r)     Employee Matters.

     There are no controversies pending or threatened between Borrower and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect on Borrower, and Borrower is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect on Borrower.

     (s)     Intellectual Property.

     Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it.

     (t)     Environmental Matters.

     Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of the Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of the Borrower's knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by the Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects the Borrower or its business, operations or assets or any properties at which the Borrower has transported, stored or disposed of any Hazardous Materials. Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

     (u)     ERISA Matters.

     Borrower has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets.

     12.     AFFIRMATIVE COVENANTS.

     Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower covenants and agrees as follows:

     (a)     Maintenance of Records.

     Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and GAAP, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit A;

     (b)     Notices.

     Borrower shall:

     (i) Locations. Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Lender of the proposed opening of an new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of Borrower's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which Borrower has previously advised Lender that such Goods will be used.

     (ii) Eligible Accounts. Promptly upon becoming aware thereof, notify Lender if any Account identified by Borrower to Lender as an Eligible Account becomes ineligible for any reason.

     (iii) Litigation and Proceedings. Promptly upon becoming aware thereof, notify Lender of any actions or proceedings which are pending or threatened against Borrower which might have a Material Adverse Effect on Borrower and of any Commercial Tort Claims of Borrower which may arise, which notice shall constitute Borrower's authorization to amend Exhibit C to add such Commercial Tort Claim.

     (iv) Names and Trade names. Notify Lender within ten (10) days of the change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

     (v) ERISA Matters. Promptly notify Lender of (x) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("Plan") covering any officers or employees of the Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

     (vi) Environmental Matters. Immediately notify Lender upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects Borrower or its business operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

     (vii) Default; Material Adverse Change. Promptly advise Lender of any material adverse change in the business, property, assets, prospects, operations or condition, financial or otherwise, of Borrower, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

     All of the foregoing notices shall be provided by Borrower to Lender in writing.

     (c)     Compliance with Laws and Maintenance of Permits.

     Borrower shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Borrower and Borrower shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on Borrower. Following any determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid non-compliance, with any Environmental Law, at Borrower's expense cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

     (d)     Inspection and Audits.

     Borrower shall permit Lender, or any Persons designated by it, to call at Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as Lender may consider reasonable under the circumstances. Borrower shall furnish to Lender such information relevant to Lender's rights under this Agreement as Lender shall at any time and from time to time request. Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in Lender's name, to verify the validity, amount or any other matter relating to any of Borrower's Accounts, by mail, telephone, telegraph or otherwise. Borrower authorizes Lender to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to Lender or to Borrower's independent public accountants. Borrower shall pay to Lender all customary fees and all costs and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (e)     Insurance.

     Borrower shall:

     (i) Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to Lender. Original

(or certified) copies of such policies of insurance have been delivered to Lender, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Lender, showing loss under such insurance policies payable to Lender. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance company shall give Lender at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of Lender to recover under such policy of insurance in case of loss or damage. In addition, Borrower shall cause to be executed and delivered to Lender an assignment of proceeds of its business interruption insurance policies. Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Lender. Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance.

     (ii) Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Lender and original (or certified) copies of such policies have been delivered to Lender, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Lender as additional insured thereunder and providing that the insurance company shall give Lender at least thirty (30) days written notice before any such policy shall be altered or canceled.

     If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable. Such insurance, if obtained by Lender, may, but need not, protect Borrower's interests or pay any claim made by or against Borrower with respect to the Collateral. Such insurance may be more expensive than the cost of insurance Borrower may be able to obtain on its own and may be cancelled only upon Borrower providing evidence that it has obtained the insurance as required above. All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Borrower to Lender and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (f)     Collateral.

     Borrower shall keep the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained. Borrower shall permit Lender to examine any of the

Collateral at any time and wherever the Collateral may be located and, Borrower shall, immediately upon request therefor by Lender, deliver to Lender any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title. Borrower shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder.

     (g)     Use of Proceeds.

     All monies and other property obtained by Borrower from Lender pursuant to this Agreement shall be used solely for business purposes of Borrower.

     (h)     Taxes.

     Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements; (ii) the contesting of any such payment does not give rise to a lien for taxes; (iii) Borrower keeps on deposit with Lender (such deposit to be held without interest) an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if Borrower fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (i)     Intellectual Property.

     Borrower shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it.

     (j)     Checking Account.

     Borrower shall maintain its general checking/controlled disbursement account with Lender. Normal charges shall be assessed thereon. Although no compensating balance is required, Borrower must keep monthly balances in order to merit earnings credits which will cover Lender's service charges for demand deposit account activities.

     13.     NEGATIVE COVENANTS.

     Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

     (a)     Guaranties.

     Borrower shall not assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business.

     (b)     Indebtedness.

     Borrower shall not create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness of borrowed money other than the loans, except that Borrower may (i) borrow money from a person other than Lender on an unsecured and subordinated basis if a subordination agreement in favor of Lender and in form and substance satisfactory to Lender is executed and delivered to Lender relative thereto; (ii) maintain its present indebtedness listed on Schedule 11(n) hereto; and (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business.

     (c)     Liens.

     Borrower shall not grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

     (d) Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.

     Borrower shall not (i) enter into any merger or consolidation; (ii) change the state of Borrower's organization or enter into any transaction which has the effect of changing Borrower's state of organization (iii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business; (iv) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person; or
(v) enter into any other transaction outside the ordinary course of Borrower's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest. Borrower shall not form any Subsidiaries or enter into any joint ventures or partnerships with any other Person.

     (e)     Restricted Payments.

     Other than Permitted Distributions, Borrower shall not make (i) any dividend, distribution or return of capital to any shareholder of any Borrower, or any other payment or delivery of property or cash to any of Borrower's shareholders or other Affiliates, or any redemption, retirement, purchase or other acquisition of all or any portion of the capital stock of Borrower, and (ii) any distribution, loan, or advance to any Affiliate of Borrower.

     (f)     Investments; Loans.

     Borrower shall not purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States; nor shall Borrower lend or otherwise advance funds to any Person except for advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business.

     (g)     Fundamental Changes, Line of Business.

     Borrower shall not amend its organizational documents or change its Fiscal Year or enter into a new line of business materially different from Borrower's current business.

     (h)     Equipment.

     Borrower shall not (i) permit any Equipment to become a Fixture to real property unless such real property is owned by Borrower and is subject to a mortgage in favor of Lender, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Lender.

     (i)     Use of Proceeds.

     Neither Borrower nor any Affiliate shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of (i) purchasing any securities underwritten or privately placed by ABN AMRO Securities (USA) Inc. ("AASI"), an affiliate of Lender, (ii) purchasing from AASI any securities in which AASI makes a market, or (iii) refinancing or making payments of principal, interest or dividends on any securities issued by Borrower or any Affiliate, and underwritten, privately placed or dealt in by AASI.

     (j)     Affiliate Transactions.

     Except as set forth on Schedule 11(i) hereto, Borrower shall not conduct, permit or suffer to be conducted, transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are less favorable to Borrower than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate.

     (k)     Settling of Accounts.

     Borrower shall not settle or adjust any Account identified by Borrower as an Eligible Account or with respect to which the Account Debtor is an Affiliate without the consent of Lender, provided, that following the occurrence and during the continuance of an Event of Default, Borrower shall not settle or adjust any Account without the consent of Lender.

     14.     FINANCIAL COVENANTS.

     Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

     (a)     Tangible Net Worth.

     Borrower's Tangible Net Worth shall not at any time be less than the Minimum Tangible Net Worth; "Minimum Tangible Net Worth" being defined for purposes of this subsection as (i) $3,200,000.00 at all times from the date hereof through March 30, 2002, (ii) $3,500,000.00 at all times from March 31, 2002 through March 30, 2003, and (iii) thereafter, from the last day of each Fiscal Year of Borrower through the day prior to the last day of each immediately succeeding Fiscal Year of Borrower, the Minimum Tangible Net Worth during the immediately preceding period plus $500,000.00; and "Tangible Net Worth" being defined for purposes of this subsection as Borrower's shareholders' equity (including retained earnings) less the book value of all intangible assets as determined solely by Lender on a consistent basis plus the amount of any LIFO reserve plus the amount of any debt subordinated to Lender, all as determined under GAAP applied on a basis consistent with the most recent financial statement delivered by Borrower to Lender.

     (b)     Quarterly Net Income.

     Borrower's net income, calculated in accordance with GAAP for each calendar quarter beginning with the calendar quarter ending March 31, 2002, shall be not less than $50,000.00.

     (c)     Annual Net Income.

     Borrower's net income, calculated in accordance with GAAP for each Fiscal Year beginning with the Fiscal Year ending March 31, 2003, shall be not less than $250,000.00.

     15.     DEFAULT.

     The occurrence of any one or more of the following events shall constitute an "Event of Default" by Borrower hereunder:

     (a)     Payment.

     The failure of any Obligor to pay when due, declared due, or demanded by Lender, any of the Liabilities.

     (b)     Breach of this Agreement and the Other Agreements.

     The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements.

     (c)     Breaches of Other Obligations.

     The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure might have a Material Adverse Effect on such Obligor.

     (d)     Breach of Representations and Warranties.

     The making or furnishing by any Obligor to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Lender, which is untrue or misleading in any respect.

     (e)     Loss of Collateral.

     The loss, theft, damage or destruction of, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral.

     (f)     Levy, Seizure or Attachment.

     The making or any attempt by any Person to make any levy, seizure or attachment upon any of the Collateral.

     (g)     Bankruptcy or Similar Proceedings.

     The commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings.

     (h)     Appointment of Receiver.

     The appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings.

     (i)     Judgment.

     The entry of any judgment or order against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.

     (j)     Death or Dissolution of Obligor.

     The death of any Obligor who is a natural Person, or of any general partner who is a natural Person of any Obligor which is a partnership, or any member who is a natural Person of any Obligor which is a limited liability company or the dissolution of any Obligor which is a partnership, limited liability company, corporation or other entity.

     (k)     Default or Revocation of Guaranty.

     The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Liabilities or has granted Lender a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities.

     (l)     Criminal Proceedings.

     The institution in any court of a criminal proceeding against any Obligor, or the indictment of any Obligor for any crime.

     (m)     Change of Control.

     The failure of Infinity, Inc. to own and have voting control of one hundred percent (100%) of the issued and outstanding capital stock of Borrower.

     (n)     Change of Management.

     If Stanton E. Ross or Jon D. Klugh shall cease to be actively and consistently involved in the management and operations of Borrower.

     (o)     Material Adverse Change.

     Any material adverse change in the Collateral, business, property, assets, prospects, operations or condition, financial or otherwise of any Obligor, as determined by Lender in its sole judgment or the occurrence of any event which, in Lender's sole judgment, could have a Material Adverse Effect.

     16.     REMEDIES UPON AN EVENT OF DEFAULT.

     (a) Upon the occurrence of an Event of Default described in subsection 15(g) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

     (b) Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Borrower's premises without cost to Lender. At Lender's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall
(i) describe Lender and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

     17.     CONDITIONS PRECEDENT.

     The obligation of Lender to fund the Term Loans, to fund the initial Revolving Loan is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

     (a) Lender shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 17(a) (the "Closing Document List");

     (b) Since the date of the most recent financial statements of Borrower delivered to Lender, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on any Obligor, as determined by Lender in its sole discretion;

     (c) Lender shall have received payment in full of all fees and expenses payable to it by Borrower or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder;

     (d) Lender shall have determined that immediately after giving effect to (A) the making of the initial Loans, including without limitation the Term Loans and the Revolving Loans, if any, requested to be made on the date hereof, (B) the payment of all fees due upon such date, and (C) the payment or reimbursement by Borrower of Lender for all closing costs and expenses incurred in connection with the transactions contemplated hereby, and assuming all of Borrower's trade payables and outstanding debt which remain unpaid more than sixty (60) days after the due dates thereof on the date of determination, are paid by drawing additional Revolving Loans, on a pro forma basis, availability of Borrower to borrow additional Revolving Loans shall not be less than Three Hundred Thousand and no/100 Dollars ($300,000.00); and

     (e) Lender shall have received proof, in form and substance acceptable to Lender, that Borrower has fully satisfied all state, federal and local income, payroll and other tax obligations.

     (f) The Obligors shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

     18.     INDEMNIFICATION.

     Borrower agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this Section 18 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

     19.     NOTICE.

     Any and all notices, demands, requests, consents, designations, waivers and other communications required or desired hereunder shall be in writing and shall be deemed effective upon personal delivery, upon confirmed facsimile transmission, upon receipted delivery by overnight carrier, or three (3) days after mailing if mailed by registered or certified mail, return receipt requested, postage prepaid, to Borrower or Lender at the following addresses or facsimile numbers or such other addresses and facsimile numbers as Borrower or Lender may specify in like manner; provided, however, that notices of a change of address or facsimile number shall be effective only upon receipt thereof:

     If to Borrower, then to:

          Consolidated Oil Well Services, Inc.
          211 West 14th Street
          Chanute, Kansas 66720-2892
          Attention:  Mr. Jon D. Klugh
          Facsimile No:  (620) 431-0012

     If to Lender, then to:

          LaSalle Bank National Association
          3201 North Ashland Avenue
          Chicago, Illinois 60657
          Attention: Mr. Richard A. Simons
          Facsimile No.:  (773) 244-7583

     With a copy to:

          Kluin and Bolt, LLC
          105 South Highland
          Chanute, Kansas 66720
          Attention: Kurt Kluin, Esq.
          Facsimile No.: (620) 431-1602

     With a copy to:

          FagelHaber LLC
          55 East Monroe Street, 40th Floor
          Chicago, Illinois 60603
          Attention: Victor A. Des Laurier, Esq.
          Facsimile No.:  (312) 580-2201


     20.     CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

     This Agreement and the Other Agreements are submitted by Borrower to Lender for Lender's acceptance or rejection at Lender's principal place of business as an offer by Borrower to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

     To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS.
BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Borrower hereby irrevocably appoints and designates the Secretary of State of Illinois, whose address is Springfield, Illinois (or any other person having and maintaining a place of business in such state whom Borrower may from time to time hereafter designate upon ten (10) days written notice to Lender and whom Lender has agreed in its sole discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Lender agreeing to act as such attorney and agent), as Borrower's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Borrower agrees that service of such process upon such person shall constitute personal service of such process upon Borrower. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER IN ACCORDANCE WITH THIS SECTION.

     21.     MODIFICATION AND BENEFIT OF AGREEMENT.

     This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower or such other person who is a party to such Other Agreement and Lender. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties hereunder and thereunder. Borrower hereby consents to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein, including, without limitation, Lender's rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition.

     22.     HEADINGS OF SUBDIVISIONS.

     The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

     23.     POWER OF ATTORNEY.

     Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

     24.     CONFIDENTIALITY.

     Borrower and Lender hereby agree and acknowledge that any and all information relating to Borrower which is (i) furnished by Borrower to Lender (or to any affiliate of Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to Borrower may be distributed by Lender or such affiliate to Lender's or such affiliate's directors, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators, and upon the order of a court or other governmental agency having jurisdiction over Lender or such affiliate, to any other party. Borrower and Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, Borrower hereby consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

     25.     COUNTERPARTS.

     This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

     26.     ELECTRONIC SUBMISSIONS.

     Upon not less than thirty (30) days' prior written notice (the "Approved Electronic Form Notice"), Lender may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Lender in "Approved Electronic Form" (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof "Electronic Form" means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Lender, and "Approved Electronic Form" means an Electronic Form that has been approved in writing by Lender (which approval has not been revoked or modified by Lender) and sent to Borrower in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

     27.     WAIVER OF JURY TRIAL; OTHER WAIVERS.

     (a) BORROWER AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     (b) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

     (c) Borrower hereby waives the benefit of any law that would otherwise restrict or limit Lender or any affiliate of Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Lender or such affiliate of Lender to Borrower, including, without limitation any deposit account at Lender or such affiliate.

     (d) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

     (e) Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrower specifying such suspension or waiver.

     In Witness Whereof, the parties hereto have duly executed this Agreement as of the date first written above.


CONSOLIDATED OIL WELL SERVICES, INC.,
A Kansas Corporation


By  /S/  Stanton E. Ross
Title  President


LASALLE BANK NATIONAL ASSOCIATION,
a National Banking Association


By
Title

                  EXHIBIT A -- BUSINESS AND COLLATERAL LOCATIONS

     Attached to and made a part of that certain Loan and Security Agreement of even date herewith between Consolidated Oil Well Services, Inc. ("Borrower") and LaSalle Bank National Association ("Lender").

     A. Borrower's Business Locations (please indicate which location is the principal place of business and at which locations originals and all copies of Borrower's books, records and accounts are kept).

     1.   211 West 14th Street
          Chanute, Kansas 66720 (principal place of business and location of books, records and accounts)

     2.   South Highway 123 RD 2706
          Bartlesville, Oklahoma 74005

     3.   300 Enterprise Avenue
          Gillette, Wyoming 82716


     4.   2631 South Eisenhower Avenue
          Ottawa, Kansas 66067

     5.   510 Signal Drive
     Rock Springs, Wyoming 82901

     B. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of Borrower. Please indicate the relationship of such location to Borrower (i.e. public warehouse, processor, etc.).

     1.
     2.

     C.   Bank Accounts of Borrower (other than those at Lender):


          Bank (with address)         Account Number      Type of Account


     1.





     2.





     3.








                      EXHIBIT B -- COMPLIANCE CERTIFICATE

     Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the "Agreement") of even date herewith between Consolidated Oil Well Services, Inc. ("Borrower") and Lasalle Bank National Association ("Lender").

     This Certificate is submitted pursuant to subsection 9(c) of the Agreement.

     The undersigned hereby certifies to Lender that as of the date of this
Certificate:


     1.     The undersigned is the Secretary of Borrower.

     2. There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

     3. No material adverse change in the condition, financial or otherwise, business, property, or results of operations of Borrower has occurred since [date of last Compliance Certificate/last financial statements delivered prior to closing], or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that Borrower has taken or proposes to take with respect thereto.

     4. Borrower is in compliance with the representations, warranties and covenants in the Agreement, or, if Borrower is not in compliance with any representations, warranties or covenants in the Agreement, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

     5. The financial statements of Borrower being concurrently delivered herewith have been prepared in accordance with generally accepted accounting principles consistently applied and there have been no material changes in accounting policies or financial reporting practices of Borrower since [date of the last Compliance Certificate/date of last financial statements delivered prior to closing] or, if any such change has occurred, such changes are set forth in a writing attached hereto.

     6. Attached hereto is a true and correct calculation of the financial covenants contained in the Agreement.


Consolidated Oil Well Services, Inc., a
 Kansas corporation


By:  /S/  Jon D. Klugh
Its:  CFO





                      EXHIBIT C -- COMMERCIAL TORT CLAIMS

None



























































               SCHEDULE 11(c) -- AFFILIATES LOANS AND ADVANCES

Due to:

Infinity Oil and Gas of Kansas, Inc.              $    1,425.00
CIS-Oklahoma, Inc.                                $   37,819.39
Infinity, Inc. *                                  $  182,335.91

Due from:

Infinity Oil and Gas of Wyoming, Inc.             $  792,887.53
CIS Pipeline                                      $  298,225.77
CIS Oil and Gas, Inc.                             $2,166,945.37


* Does not include $387,937.46 advanced from Infinity, Inc. in December 2001, bringing total payable to Infinity, Inc. to $570,273.37 at December 31, 2001. There were no additional advances to or from any other affiliates during the period of December 1, 2001 to January 14, 2002.









































                 SCHEDULE 11(i) -- AFFILIATE TRANSACTIONS

Consolidated Oil Well Services, Inc. makes a monthly lease payment for facilities owned by CIS-Oklahoma, Inc. The amount of the payment is equal to CIS-Oklahoma, Inc.'s monthly mortgage payment. Consolidated Oil Well Services, Inc. is named as co-borrower on the note. The amount of the monthly lease payment is $5,746.00.

Consolidated Oil Well Services, Inc. and Infinity Oil and Gas of Wyoming, Inc. share facilities in Rock Springs, Wyoming. Consolidated Oil Well Services, Inc. invoices Infinity Oil and Gas of Wyoming, Inc. for fifty percent (50%) of the utilities and lease payment on a monthly basis.


















































                     SCHEDULE 11(j) -- NAMES & TRADE NAMES


None.

























































                        SCHEDULE 11(n) -- INDEBTEDNESS

NBC Bank
2311 SE Washington Blvd.
Bartlesville, OK  74006
Loan # 706200
Amount of Loan $399,403.00
Shop and Office Facilities, Bartlesville, OK

Bank of Commerce
101 W. Main
Chanute, KS  66720
Loan # 112576
Amount of Loan $298,338.36
Co-borrower on facility mortgage with CIS-Oklahoma, Inc.

Bank of Commerce
101 W. Main
Chanute, KS  66720
Loan # 112576
Amount of Loan $453,480.62
Purchase of two additional frac trailers, Additional amount advance by Infinity, Inc.

Mercedes Benz
P.O. Box 2916
Milwaukee, WI  53201-2916
Loan # 500-4094-82312-4                        Amount of Loan $300,625.49
Loan # 500-4094-83695-1                        Amount of Loan $137,248.84
Loan # 500-4904-96447-2                        Amount of Loan $93,928.87
Purchase of Rolling Stock

Ford Motor Credit Company Commercial Lending Services
P.O. Box 1106
Westmont, IL  60559
Loan # 59453
Amount of Loan $312,573.96

CitiCapital Commercial Corporation
P.O. Box 672032
Dallas, TX  75267-2032
Loan # 1374043, 1374056, 1374029, 1374005      Amount of Loan $492,298.07
Purchase of Rolling Stock


              SCHEDULE 11(p) -- PARENT, SUBSIDIARIES AND AFFILIATES

Relationship   Name                           Incorporated in     F.E.I.N.

Parent         Infinity, Inc.                 Colorado           81-1070066

Affiliates     CIS Oil and Gas, Inc.          Kansas             48-1177821
               Infinity Oil and Gas of
                 Kansas, Inc.                 Kansas             48-1225829
               Infinity Oil and Gas of
                 Wyoming, Inc.                Wyoming            48-1225829
               Consolidated Pipeline, Inc.    Kansas
               CIS-Oklahoma, Inc.             Kansas             48-1222405
               Infinity Research and
                 Development, Inc.            Missouri           36-3808051
               LDC Food Systems, Inc.         New Jersey

Subsidiaries   None










































                    CORPORATE CONTINUING UNCONDITIONAL GUARANTY

          Whereas, contemporaneously herewith, Consolidated Oil Well Services, Inc., a Kansas corporation ("Borrower"), is entering into a Loan and Security Agreement dated of even date herewith (as amended and restated or otherwise modified from time to time, the "Loan Agreement") with LaSalle Bank National Association, a national banking association ("Lender"), pursuant to which Lender may, in its sole discretion, from time to time hereafter, make loans and advances to or extend other financial accommodations to Borrower;

          Whereas, the undersigned, Infinity, Inc., a Colorado corporation ("Guarantor"), is desirous of having Lender extend and/or continue the extension of credit to Borrower and Lender has required that Guarantor execute and deliver this Guaranty to Lender as a condition to the extension and continuation of credit by Lender; and

          Whereas, Guarantor acknowledges and agrees that (i) Guarantor owns 100% of the issued and outstanding capital stock of Borrower and Guarantor is, thus, benefited by the Financial Accommodations made by the Bank to Borrower,
(ii) Guarantor's execution and delivery of this Guaranty is material inducement to the Bank providing the financial accommodations to Borrower, and
(iii) without this Guaranty, the Bank would not have provided the financial accommodations to Borrower.

          Now, Therefore, for value received and in consideration of any loan, advance, or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to Borrower by Lender (including, without limitation, the "Loans" as defined in, and made or to be made by Lender to Borrower pursuant to, the Loan Agreement), Guarantor unconditionally guaranties (i) the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the indebtedness, liabilities and obligations of every kind and nature of Borrower to Lender or any parent, affiliate or subsidiary of Lender (the term "Lender" as used hereafter shall include such parents, affiliates and subsidiaries), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired by Lender, whether through discount, overdraft, purchase, direct loan or as collateral or otherwise, including without limitation all obligations and liabilities of Borrower to Lender under the Loan Agreement, and (ii) the prompt, full and faithful discharge by Borrower of each and every term, condition, agreement, representation and warranty now or hereafter made by Borrower to Lender (all such indebtedness, liabilities and obligations being hereinafter referred to as the "Borrower's Liabilities"). Guarantor further agrees to pay all costs and expenses, including, without limitation, all court costs and reasonable attorneys' and paralegals' fees paid or incurred by Lender in endeavoring to collect all or any part of Borrower's Liabilities from, or in prosecuting any action against, Guarantor or any other guarantor of all or any part of Borrower's Liabilities. All amounts payable by Guarantor under this Guaranty shall be payable upon demand by Lender.

          Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, and any liens and security interests granted by Guarantor to secure this Guaranty, not constitute a "Fraudulent Conveyance" (as defined below). Consequently, Guarantor agrees that if the Guaranty, or any liens or security interests securing this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such lien or security interest to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of the "Bankruptcy Code" (as hereinafter defined) or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

          Guarantor hereby agrees that, except as hereinafter provided, its obligations under this Guaranty shall be unconditional, irrespective of (i) the validity or enforceability of Borrower's Liabilities or any part thereof, or of any promissory note or other document evidencing all or any part of Borrower's Liabilities, (ii) the absence of any attempt to collect Borrower's Liabilities from Borrower or any other guarantor or other action to enforce the same, (iii) the waiver or consent by Lender with respect to any provision of any instrument evidencing Borrower's Liabilities, or any part thereof, or any other agreement heretofore, now or hereafter executed by Borrower and delivered to Lender, (iv) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrower's Liabilities, (v) the institution of any proceeding under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended (the "Bankruptcy Code"), or any similar proceeding, by or against Borrower, or Lender's election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by Borrower as debtor-in-possession, under
Section 364 of the Bankruptcy Code, (vii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender's claim(s) for repayment of Borrower's Liabilities, or (viii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Borrower, protest or notice with respect to Borrower's Liabilities and all demands whatsoever, and covenants that this Guaranty will not be discharged, except by complete performance of the obligations and liabilities contained herein. Upon any default by Borrower as provided in any instrument or document evidencing all or any part of Borrower's Liabilities, including without limitation the Loan Agreement, Lender may, at its sole election, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount or any portion of Borrower's Liabilities, without first proceeding against Borrower, or any other person, firm, or corporation, or against any security or collateral for Borrower's Liabilities.

          Lender is hereby authorized, without notice or demand and without affecting the liability of Guarantor hereunder, to at any time and from time to time (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, Borrower's Liabilities or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by Borrower and delivered to Lender;
(ii) accept partial payments on Borrower's Liabilities; (iii) take and hold security or collateral for the payment of Borrower's Liabilities guaranteed hereby, or for the payment of this Guaranty, or for the payment of any other guaranties of Borrower's Liabilities or other liabilities of Borrower, and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as in its sole discretion it may determine; and (v) settle, release, compromise, collect or otherwise liquidate Borrower's Liabilities and any security or collateral therefor in any manner, without affecting or impairing the obligations of Guarantor hereunder. Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from Borrower or any other source, and such determination shall be binding on Guarantor. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of Borrower's Liabilities as Lender shall determine in its sole discretion without affecting the validity or enforceability of this Guaranty.

          To secure the payment and performance of Guarantor's obligations and liabilities contained herein, Guarantor grants to Lender a security interest in all property of Guarantor delivered concurrently herewith or which is now, or at any time hereafter in transit to, or in the possession, custody or control of Lender or any affiliate of Lender, and all proceeds of all such property. Guarantor agrees that Lender shall have the rights and remedies of a secured party under the Uniform Commercial Code of Illinois, as now existing or hereafter amended, with respect to all of the aforesaid property, including without limitation thereof, the right to sell or otherwise dispose of any or all of such property and apply the proceeds of such sale to the payment of Borrower's Liabilities. In addition, at any time after maturity of Borrower's Liabilities by reason of acceleration or otherwise, Lender may, in its sole discretion, without notice to Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of Borrower's Liabilities (i) any indebtedness due or to become due from Lender to Guarantor, and (ii) any moneys, credits or other property belonging to Guarantor, at any time held by or coming into the possession of Lender whether for deposit or otherwise.

          Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of Borrower's Liabilities and of all other circumstances bearing upon the risk of nonpayment of Borrower's Liabilities or any part thereof that diligent inquiry would reveal and Guarantor hereby agrees that Lender shall have no duty to advise Guarantor of information known to Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, Lender shall be under no obligation to update any such information or to provide any such information to Guarantor on any subsequent occasion.

          Guarantor consents and agrees that Lender shall be under no obligation to marshal any assets in favor of Guarantor or against or in payment of any or all of Borrower's Liabilities. Guarantor further agrees that, to the extent that Borrower makes a payment or payments to Lender, or Lender receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Borrower, its estate, trustee, receiver or any other party, including, without limitation, Guarantor, under any bankruptcy law, state or federal law, common law or equitable theory, then to the extent of such payment or repayment, Borrower's Liabilities or the part thereof which has been paid, reduced or satisfied by such amount, and Guarantor's obligations hereunder with respect to such portion of Borrower's Liabilities, shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

          Guarantor agrees that any and all claims of Guarantor against Borrower, any endorser or any other guarantor of all or any part of Borrower's Liabilities, or against any of Borrower's properties, whether arising by reason of any payment by Guarantor to Lender pursuant to the provisions hereof, or otherwise, shall be subordinate and subject in right of payment to the prior payment, in full, of all of Borrower's Liabilities.

          Lender may, without notice to anyone, sell or assign Borrower's Liabilities or any part thereof, or grant participations therein, and in any such event each and every immediate or remote assignee or holder of, or participant in, all or any of Borrower's Liabilities shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, holder, or participant, as fully as if herein by name specifically given such right, but Lender shall have an unimpaired right, prior and superior to that of any such assignee, holder or participant, to enforce this Guaranty for the benefit of Lender, as to any part of Borrower's Liabilities retained by Lender.

          Guarantor shall deliver to Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied: (i) no later than thirty
(30) days after each calendar quarter, copies of internally prepared quarterly financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Guarantor, certified by the Chief Financial Officer of Guarantor; and (ii) no later than ninety
(90) days after the end of each of Guarantor's fiscal years, audited annual financial statements with an unqualified opinion by independent certified public accountants selected by Guarantor and reasonably satisfactory to Lender, which financial statements shall be accompanied by (A) a letter from such accountants acknowledging that they are aware that a primary intent of Guarantor in obtaining such financial statements is to influence Lender and that Lender is relying upon such financial statements in connection with the exercise of its rights hereunder, and (B) copies of any management letters sent to the Guarantor by such accountants.

          This Guaranty shall be binding upon Guarantor and upon the successors (including without limitation, any receiver, trustee or debtor in possession of or for Guarantor) of Guarantor and shall inure to the benefit of Lender and its successors and assigns. If there is more than one signatory hereto, all references to Guarantor herein shall include each and every Guarantor and each and every obligation of Guarantor hereunder shall be the joint and several obligation of each Guarantor.

          This Guaranty shall continue in full force and effect, and Lender shall be entitled to make loans and advances and extend financial accommodations to Borrower on the faith hereof until such time as Lender has, in writing, notified Guarantor that all of Borrower's Liabilities have been paid in full and discharged and the Loan Agreement has been terminated or until Lender has actually received written notice from Guarantor of the discontinuance of this Guaranty as to Guarantor, or written notice of the dissolution of Guarantor. In case of any discontinuance by, or dissolution of, Guarantor (collectively, a "Termination Event"), this Guaranty and the obligations of Guarantor and Guarantor's legal representatives, successors or assigns, as the case may be, shall remain in full force and effect with respect to all of Borrower's Liabilities incurred prior to the receipt by Lender of written notice of the Terminating Event. The occurrence of a Terminating Event with respect to one guarantor shall not affect or impair the obligations of any other guarantor of Borrower's Liabilities.

          Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          Guarantor represents, warrants and covenants unto the Lender that:
(i) Guarantor is and at all times hereafter shall be a corporation duly organized and existing and in good standing under the laws of the State of Colorado; (ii) Guarantor has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Guaranty; and (iii) the execution, delivery and performance by Guarantor of this Guaranty shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or breach of any provision contained in Guarantor's Articles of Incorporation or By-Laws, or contained in any agreement, instrument or document to which Guarantor is now or hereafter a party or by which it is or may become bound.

          THIS GUARANTY SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

          Guarantor irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS GUARANTY SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Guarantor hereby irrevocably appoints and designates the Secretary of State of Illinois, whose address is Springfield, Illinois (or any other person having and maintaining a place of business in such state whom Guarantor may from time to time hereafter designate upon ten (10) days written notice to Lender and who Lender has agreed in its sole discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Lender agreeing to act as such attorney and agent), as Guarantor's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Guarantor agrees that service of such process upon such person shall constitute personal service of such process upon Guarantor. GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST GUARANTOR BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

          GUARANTOR HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS GUARANTY.

          In Witness Whereof, this Guaranty has been duly executed by Guarantor as of the 14th day of January, 2002.


GUARANTOR:


INFINITY, INC., a Colorado corporation


By:  /s/  Stanton E. Ross
Its:  President


Address:

211 W. 14th Street
Chanute, KS  66720

                       CONTINUING UNCONDITIONAL GUARANTY

          Whereas, contemporaneously herewith, Consolidated Oil Well Services, Inc., a Kansas corporation ("Borrower"), is entering into a Loan and Security Agreement dated of even date herewith (as amended and restated or otherwise modified from time to time, the "Loan Agreement") with LaSalle Bank National Association, a national banking association ("Lender") pursuant to which Lender may, in its sole discretion, from time to time hereafter, make loans and advances to or extend other financial accommodations to Borrower;

          Whereas, the undersigned, Stanton E. Ross ("Guarantor"), is desirous of having Lender extend and/or continue the extension of credit to Borrower and Lender has required that Guarantor execute and deliver this Guaranty to Lender as a condition to the extension and continuation of credit by Lender; and

          Whereas, the extension and/or continued extension of credit, as aforesaid, by Lender is necessary and desirable to the conduct and operation of the business of Borrower and will inure to the personal and financial benefit of Guarantor;

          Now, Therefore, for value received and in consideration of any loan, advance, or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to Borrower by Lender (including, without limitation, the "Loans" as defined in, and made or to be made by Lender to Borrower pursuant to, the Loan Agreement), Guarantor unconditionally guaranties (i) the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the indebtedness, liabilities and obligations of every kind and nature of Borrower to Lender or any parent, affiliate or subsidiary of Lender (the term "Lender" as used hereafter shall include such parents, affiliates and subsidiaries), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired by Lender, whether through discount, overdraft, purchase, direct loan or as collateral or otherwise, including without limitation all obligations and liabilities of Borrower to Lender under the Loan Agreement, and (ii) the prompt, full and faithful discharge by Borrower of each and every term, condition, agreement, representation and warranty now or hereafter made by Borrower to Lender (all such indebtedness, liabilities and obligations being hereinafter referred to as the "Borrower's Liabilities"). Guarantor further agrees to pay all costs and expenses, including, without limitation, all court costs and reasonable attorneys' and paralegals' fees paid or incurred by Lender in endeavoring to collect all or any part of Borrower's Liabilities from, or in prosecuting any action against, Guarantor or any other guarantor of all or any part of Borrower's Liabilities. All amounts payable by Guarantor under this Guaranty shall be payable upon demand by Lender.

          Notwithstanding anything to the contrary contained in this Guaranty, the liability of Guarantor under this Guaranty shall not exceed the sum of (i) One Million and no/100 Dollars ($1,000,000.00), plus (ii) interest on such amount computed at the highest rate provided in the Loan Agreement, plus (iii) all costs and expenses, including, without limitation, all court costs and reasonable attorneys' and paralegals' fees, paid or incurred by

Lender in endeavoring to collect all or any part of Borrower's Liabilities from, or in prosecuting any action against, Guarantor or any other guarantor of all or any part of Borrower's Liabilities.

          Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, and any liens and security interests granted by Guarantor to secure this Guaranty, not constitute a "Fraudulent Conveyance" (as defined below). Consequently, Guarantor agrees that if the Guaranty, or any liens or security interests securing this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such lien or security interest to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of the "Bankruptcy Code" (as hereinafter defined) or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

          Guarantor hereby agrees that, except as hereinafter provided, its obligations under this Guaranty shall be unconditional, irrespective of (i) the validity or enforceability of Borrower's Liabilities or any part thereof, or of any promissory note or other document evidencing all or any part of Borrower's Liabilities, (ii) the absence of any attempt to collect Borrower's Liabilities from Borrower or any other guarantor or other action to enforce the same, (iii) the waiver or consent by Lender with respect to any provision of any instrument evidencing Borrower's Liabilities, or any part thereof, or any other agreement heretofore, now or hereafter executed by Borrower and delivered to Lender, (iv) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrower's Liabilities, (v) the institution of any proceeding under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended (the "Bankruptcy Code"), or any similar proceeding, by or against Borrower, or Lender's election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by Borrower as debtor-in-possession, under
Section 364 of the Bankruptcy Code, (vii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender's claim(s) for repayment of Borrower's Liabilities, or (viii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Borrower, protest or notice with respect to Borrower's Liabilities and all demands whatsoever, and covenants that this Guaranty will not be discharged, except by complete performance of the obligations and liabilities contained herein. Upon any default by Borrower as provided in any instrument or document evidencing all or any part of Borrower's Liabilities, including without limitation the Loan Agreement, Lender may, at its sole election, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount or any portion of Borrower's Liabilities, without first proceeding against Borrower, or any other person, firm, or corporation, or against any security or collateral for Borrower's Liabilities.

          Lender is hereby authorized, without notice or demand and without affecting the liability of Guarantor hereunder, to at any time and from time to time (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, Borrower's Liabilities or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by Borrower and delivered to Lender;
(ii) accept partial payments on Borrower's Liabilities; (iii) take and hold security or collateral for the payment of Borrower's Liabilities guaranteed hereby, or for the payment of this Guaranty, or for the payment of any other guaranties of Borrower's Liabilities or other liabilities of Borrower, and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as in its sole discretion it may determine; and (v) settle, release, compromise, collect or otherwise liquidate Borrower's Liabilities and any security or collateral therefor in any manner, without affecting or impairing the obligations of Guarantor hereunder. Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from Borrower or any other source, and such determination shall be binding on Guarantor. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of Borrower's Liabilities as Lender shall determine in its sole discretion without affecting the validity or enforceability of this Guaranty.

          To secure the payment and performance of Guarantor's obligations and liabilities contained herein, Guarantor grants to Lender a security interest in all property of Guarantor delivered concurrently herewith or which is now, or at any time hereafter in transit to, or in the possession, custody or control of Lender or any affiliate of Lender, and all proceeds of all such property. Guarantor agrees that Lender shall have the rights and remedies of a secured party under the Uniform Commercial Code of Illinois, as now existing or hereafter amended, with respect to all of the aforesaid property, including without limitation thereof, the right to sell or otherwise dispose of any or all of such property and apply the proceeds of such sale to the payment of Borrower's Liabilities. In addition, at any time after maturity of Borrower's Liabilities by reason of acceleration or otherwise, Lender may, in its sole discretion, without notice to Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of Borrower's Liabilities (i) any indebtedness due or to become due from Lender to Guarantor, and (ii) any moneys, credits or other property belonging to Guarantor, at any time held by or coming into the possession of Lender whether for deposit or otherwise.

          Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of Borrower's Liabilities and of all other circumstances bearing upon the risk of nonpayment of Borrower's Liabilities or any part thereof that diligent inquiry would reveal and Guarantor hereby agrees that Lender shall have no duty to advise Guarantor of information known to Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, Lender shall be under no obligation to update any such information or to provide any such information to Guarantor on any subsequent occasion.

          Guarantor consents and agrees that Lender shall be under no obligation to marshal any assets in favor of Guarantor or against or in payment of any or all of Borrower's Liabilities. Guarantor further agrees that, to the extent that Borrower makes a payment or payments to Lender, or Lender receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Borrower, its estate, trustee, receiver or any other party, including, without limitation, Guarantor, under any bankruptcy law, state or federal law, common law or equitable theory, then to the extent of such payment or repayment, Borrower's Liabilities or the part thereof which has been paid, reduced or satisfied by such amount, and Guarantor's obligations hereunder with respect to such portion of Borrower's Liabilities, shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

          Guarantor agrees that any and all claims of Guarantor against Borrower, any endorser or any other guarantor of all or any part of Borrower's Liabilities, or against any of Borrower's properties, whether arising by reason of any payment by Guarantor to Lender pursuant to the provisions hereof, or otherwise, shall be subordinate and subject in right of payment to the prior payment, in full, of all of Borrower's Liabilities.

          Lender may, without notice to anyone, sell or assign Borrower's Liabilities or any part thereof, or grant participations therein, and in any such event each and every immediate or remote assignee or holder of, or participant in, all or any of Borrower's Liabilities shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, holder, or participant, as fully as if herein by name specifically given such right, but Lender shall have an unimpaired right, prior and superior to that of any such assignee, holder or participant, to enforce this Guaranty for the benefit of Lender, as to any part of Borrower's Liabilities retained by Lender.

          As soon as available, but in no event later than thirty (30) days after the end of each calendar year, Guarantor shall deliver to the Lender Guarantor's personal financial statement for the immediately preceding calendar year. Contemporaneously with the filing thereof, Guarantor shall deliver to the Lender copies of Guarantor's personal income tax returns.

          This Guaranty shall be binding upon Guarantor and upon the successors (including without limitation, any receiver, trustee or debtor in possession of or for Guarantor) of Guarantor and shall inure to the benefit of Lender and its successors and assigns. If there is more than one signatory hereto, all references to Guarantor herein shall include each and every Guarantor and each and every obligation of Guarantor hereunder shall be the joint and several obligation of each Guarantor.

          This Guaranty shall continue in full force and effect, and Lender shall be entitled to make loans and advances and extend financial accommodations to Borrower on the faith hereof until such time as Lender has, in writing, notified Guarantor that all of Borrower's Liabilities have been paid in full and discharged and the Loan Agreement has been terminated or until Lender has actually received written notice from Guarantor of the discontinuance of this Guaranty as to Guarantor, or written notice of the death, incompetency or dissolution of Guarantor. In case of any discontinuance by, or death, incompetency or dissolution of, Guarantor (collectively, a "Termination Event"), this Guaranty and the obligations of Guarantor and Guarantor's heirs, legal representatives, successors or assigns, as the case may be, shall remain in full force and effect with respect to all of Borrower's Liabilities incurred prior to the receipt by Lender of written notice of the Terminating Event. The occurrence of a Terminating Event with respect to one guarantor shall not affect or impair the obligations of any other guarantor of all or any portion of Borrower's Liabilities.

          Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          THIS GUARANTY SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

          Guarantor irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS GUARANTY SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Guarantor hereby irrevocably appoints and designates the Secretary of State of Illinois, whose address is Springfield, Illinois (or any other person having and maintaining a place of business in such state whom Guarantor may from time to time hereafter designate upon ten (10) days written notice to Lender and who Lender has agreed in its sole discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Lender agreeing to act as such attorney and agent), as Guarantor's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Guarantor agrees that service of such process upon such person shall constitute personal service of such process upon Guarantor. GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST GUARANTOR BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

          GUARANTOR HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS GUARANTY.

          In Witness Whereof, this Guaranty has been duly executed by Guarantor as of the ____ day of December, 2001.

GUARANTOR:


/s/ Stanton E. Ross
Stanton E. Ross, Individually


Address:  322 S. Westview
          Chanute, KS  66720

                          CAPITAL EXPENDITURE NOTE


Executed as of the _____ day of
January, 2002 at Chicago, Illinois.                          No.___________

Amount $1,000,000.00



     FOR VALUE RECEIVED, Consolidated Oil Well Services, Inc., a Kansas corporation (the "Borrower"), promises to pay to the order of Lasalle Bank National Association, a national banking association (hereinafter, together with any holder hereof, called "Lender"), at the main office of Lender, the principal sum of One Million and no/100 Dollars ($1,000,000.00) or such lesser principal sum as Lender may have advanced to Borrower pursuant to and in accordance with Subsection 2(c) of the "Loan Agreement" (as hereinafter defined). Borrower further promises to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement from the date hereof until payment in full hereof.

    This Note is referred to in and was delivered pursuant to that certain Loan and Security Agreement, as it may be amended from time to time, together with all exhibits thereto, of even date herewith between Lender and Borrower (the "Loan Agreement"). All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the meaning ascribed to such term in the Loan Agreement.

     THE OUTSTANDING PRINCIPAL BALANCE OF BORROWER'S LIABILITIES TO LENDER UNDER THIS NOTE SHALL BE PAYABLE UPON DEMAND. Prior to demand, principal hereunder shall be payable pursuant to the terms of the Loan Agreement.

     The full and timely payment of the Liabilities is secured by security interests, liens and encumbrances granted by Borrower to Lender pursuant to the Loan Agreement and the other agreements, instruments, documents and guaranties as heretofore, contemporaneously herewith or may hereafter be executed and delivered to Lender by Borrower and any other persons and entities, from time to time, as the case may be, evidencing, securing or guarantying the Liabilities (collectively the "Collateral Documents"), including, without limitation, that certain Continuing Unconditional Guaranty of even date herewith executed and delivered by Stanton E. Ross to Lender and that certain Corporate Continuing Unconditional Guaranty of even date herewith executed and delivered by Infinity, Inc. to Lender.

     Borrower hereby authorizes Lender to charge any account of Borrower for all sums due hereunder. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to Borrower under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge

Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.
     The principal and all accrued interest hereunder may be prepaid by Borrower, in part or in full, at any time; provided, however, that Borrower shall pay a prepayment fee as provided in the Loan Agreement.

     Borrower waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time hereafter, any indebtedness matured or unmatured owing from Lender to Borrower. Borrower waives every defense, counterclaim or setoff which Borrower may now have or hereafter may have to any action by Lender in enforcing this Note and/or any of the other Liabilities, or in enforcing Lender's rights in the Collateral and ratifies and confirms whatever Lender may do pursuant to the terms hereof and of the Loan Agreement and with respect to the Collateral and agrees that Lender shall not be liable for any error in judgment or mistakes of fact or law.

     Borrower, any other party liable with respect to the Liabilities and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender's rights hereunder.

     The loan evidenced hereby has been made and this Note has been delivered at Chicago, Illinois. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon Borrower and Borrower's legal representatives, successors and assigns. If this Note contains any blanks when executed by Borrower, Lender is hereby authorized, without notice to Borrower to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note. The term "Borrower" as used herein shall mean Borrower and its administrators, successors and assigns.

     To induce Lender to make the loan evidenced by this Note, Borrower (i) irrevocably agrees that, subject to Lender's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with Lender, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Chicago, Illinois; (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city; and (iii) waives any objection based on forum non-conveniens. IN ADDITION, LENDER AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. In addition, Borrower agrees that all service of process shall be made as provided in the Loan Agreement.

     As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction.

     In Witness Whereof, Borrower has executed this Note on the date first set forth above.

Consolidated Oil Well Services, Inc.,
a Kansas corporation


By /s/ Stanton E. Ross
Name  Stanton E. Ross
Title  President

                                REVOLVING NOTE

Executed as of the 14th day of
January, 2002 at Chicago, Illinois.                       No.___________

Amount $2,000,000.00

     FOR VALUE RECEIVED, Consolidated Oil Well Services, Inc., a Kansas corporation (the "Borrower"), promises to pay to the order of Lasalle Bank National Association, a national banking association (hereinafter, together with any holder hereof, called "Lender"), at the main office of Lender, on or before the first to occur of demand or December 31, 2004, the principal sum of Two Million and no/100 Dollars ($2,000,000.00) or such lesser principal sum as Lender may have advanced to Borrower pursuant to and in accordance with Subsection 2(a) of the "Loan Agreement" (as hereinafter defined). Borrower further promises to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement from the date hereof until payment in full hereof.

     This Note is referred to in and was delivered pursuant to that certain Loan and Security Agreement, as it may be amended from time to time, together with all exhibits thereto, of even date herewith between Lender and Borrower (the "Loan Agreement"). All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the meaning ascribed to such term in the Loan Agreement.

     THE OUTSTANDING PRINCIPAL BALANCE OF BORROWER'S LIABILITIES TO LENDER UNDER THIS NOTE SHALL BE PAYABLE UPON DEMAND. Prior to demand, principal hereunder shall be payable pursuant to the terms of the Loan Agreement.

     The full and timely payment of the Liabilities is secured by security interests, liens and encumbrances granted by Borrower to Lender pursuant to the Loan Agreement and the other agreements, instruments, documents and guaranties as heretofore, contemporaneously herewith or may hereafter be executed and delivered to Lender by Borrower and any other persons and entities, from time to time, as the case may be, evidencing, securing or guarantying the Liabilities (collectively the "Collateral Documents"), including, without limitation, that certain Continuing Unconditional Guaranty of even date herewith executed and delivered by Stanton E. Ross to Lender and that certain Corporate Continuing Unconditional Guaranty of even date herewith executed and delivered by Infinity, Inc. to Lender.

      Borrower hereby authorizes Lender to charge any account of Borrower for all sums due hereunder. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to Borrower under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

     The principal and all accrued interest hereunder may be prepaid by Borrower, in part or in full, at any time; provided, however, that Borrower shall pay a prepayment fee as provided in the Loan Agreement.

     Borrower waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time hereafter, any indebtedness matured or unmatured owing from Lender to Borrower. Borrower waives every defense, counterclaim or setoff which Borrower may now have or hereafter may have to any action by Lender in enforcing this Note and/or any of the other Liabilities, or in enforcing Lender's rights in the Collateral and ratifies and confirms whatever Lender may do pursuant to the terms hereof and of the Loan Agreement and with respect to the Collateral and agrees that Lender shall not be liable for any error in judgment or mistakes of fact or law.

     Borrower, any other party liable with respect to the Liabilities and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender's rights hereunder.

     The loan evidenced hereby has been made and this Note has been delivered at Chicago, Illinois. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon Borrower and Borrower's legal representatives, successors and assigns. If this Note contains any blanks when executed by Borrower, Lender is hereby authorized, without notice to Borrower to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note. The term "Borrower" as used herein shall mean Borrower and its administrators, successors and assigns.

     To induce Lender to make the loan evidenced by this Note, Borrower (i) irrevocably agrees that, subject to Lender's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with Lender, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Chicago, Illinois; (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city; and (iii) waives any objection based on forum non-conveniens. IN ADDITION, LENDER AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. In addition, Borrower agrees that all service of process shall be made as provided in the Loan Agreement.

     As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction.

     In Witness Whereof, Borrower has executed this Note on the date first set forth above.

CONSOLIDATED OIL WELL SERVICES, INC.,
a Kansas corporation


By  /s/  Stanton E. Ross
Name   Stanton E. Ross
Title  President

                                  TERM NOTE A


Executed as of the 14th day of
January, 2002 at Chicago, Illinois.                          No.___________

Amount $2,902,537.50



     FOR VALUE RECEIVED, Consolidated Oil Well Services, Inc., a Kansas corporation ("Borrower"), promises to pay to the order of LaSalle Bank National Association, a national banking association (hereinafter, together with any holder hereof, called "Lender"), at the main office of Lender, the principal sum of Two Million Nine Hundred Two Thousand Five hundred Thirty-Seven and 50/100 Dollars ($2,902,537.50). Borrower further promises to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement from the date hereof until payment in full hereof.

     This Note was delivered pursuant to that certain Loan and Security Agreement, as it may be amended from time to time, together with all exhibits thereto, of even date herewith, between Lender and Borrower (the "Loan Agreement"). All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the meaning ascribed to such term in the Loan Agreement.

     The full and timely payment of the Liabilities is secured by security interests, liens and encumbrances granted by Borrower to Lender pursuant to the Loan Agreement and the other agreements, instruments, documents and guaranties as heretofore, contemporaneously herewith or may hereafter be executed and delivered to Lender by Borrower and any other persons and entities, from time to time, as the case may be, evidencing, securing or guarantying the Liabilities (collectively the "Collateral Documents"), including, without limitation, that certain Continuing Unconditional Guaranty of even date herewith executed and delivered by Stanton E. Ross to Lender and that certain Corporate Continuing Unconditional Guaranty of even date herewith executed and delivered by Infinity, Inc. to Lender.

     THE OUTSTANDING PRINCIPAL BALANCE OF BORROWER'S LIABILITIES TO LENDER UNDER THIS NOTE SHALL BE PAYABLE UPON DEMAND. Prior to demand, Borrower shall pay the Liabilities evidenced by this Note to Lender as follows: (a) thirty-five (35) successive monthly principal payments of Eighty Thousand Six Hundred Twenty-Six and 04 /100 Dollars ($80,626.04) each, together with accrued interest to the date of each payment, beginning January 31, 2002, and continuing on the last Business Day of each calendar month thereafter through and including November 30, 2004, and (b) a final payment of all then outstanding Liabilities evidenced by this Note on December 31, 2004, all without demand therefor or notice thereof from Lender to Borrower or any other person or entity. The liabilities shall be paid at the main office of Lender.

     Borrower hereby authorizes Lender to charge any account of Borrower for all sums due hereunder. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in

Page 1



the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to Borrower under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

     The principal and all accrued interest hereunder may be prepaid by Borrower, in part or in full, at any time; provided, however, that Borrower shall pay a prepayment fee as provided in the Loan Agreement, if any.

     Borrower waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time hereafter, any indebtedness matured or unmatured owing from Lender to Borrower. Borrower waives every defense, counterclaim or setoff which Borrower may now have or hereafter may have to any action by Lender in enforcing this Note and/or any of the other Liabilities, or in enforcing Lender's rights in the Collateral and ratifies and confirms whatever Lender may do pursuant to the terms hereof and of the Loan Agreement and with respect to the Collateral and agrees that Lender shall not be liable for any error in judgment or mistakes of fact or law.

     Borrower, any other party liable with respect to the Liabilities and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender's rights hereunder.

     The loan evidenced hereby has been made and this Note has been delivered at Chicago, Illinois. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon Borrower and Borrower's legal representatives, successors and assigns. If this Note contains any blanks when executed by Borrower, Lender is hereby authorized, without notice to Borrower to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note. The term "Borrower" as used herein shall mean Borrower and its administrators, successors and assigns.

     To induce Lender to make the loan evidenced by this Note, Borrower (i) irrevocably agrees that, subject to Lender's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with Lender, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Chicago, Illinois; (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city; and (iii)


Page 2


waives any objection based on forum non-conveniens. IN ADDITION, LENDER AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. In addition, Borrower agrees that all service of process shall be made as provided in the Loan Agreement.

     As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word "Borrower" shall be so construed.

     In Witness Whereof, Borrower has executed this Note on the date first set forth above.

CONSOLIDATED OIL WELL SERVICES, INC.,
a Kansas corporation


By  /s/ Stanton E. Ross
Name   Stanton E. Ross
Title  President



































Page 3
                                REVOLVING NOTE

Executed as of the 14th day of
January, 2002 at Chicago, Illinois.                       No.___________

Amount $2,000,000.00

     FOR VALUE RECEIVED, Consolidated Oil Well Services, Inc., a Kansas corporation (the "Borrower"), promises to pay to the order of Lasalle Bank National Association, a national banking association (hereinafter, together with any holder hereof, called "Lender"), at the main office of Lender, on or before the first to occur of demand or December 31, 2004, the principal sum of Two Million and no/100 Dollars ($2,000,000.00) or such lesser principal sum as Lender may have advanced to Borrower pursuant to and in accordance with Subsection 2(a) of the "Loan Agreement" (as hereinafter defined). Borrower further promises to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement from the date hereof until payment in full hereof.

     This Note is referred to in and was delivered pursuant to that certain Loan and Security Agreement, as it may be amended from time to time, together with all exhibits thereto, of even date herewith between Lender and Borrower (the "Loan Agreement"). All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the meaning ascribed to such term in the Loan Agreement.

     THE OUTSTANDING PRINCIPAL BALANCE OF BORROWER'S LIABILITIES TO LENDER UNDER THIS NOTE SHALL BE PAYABLE UPON DEMAND. Prior to demand, principal hereunder shall be payable pursuant to the terms of the Loan Agreement.

     The full and timely payment of the Liabilities is secured by security interests, liens and encumbrances granted by Borrower to Lender pursuant to the Loan Agreement and the other agreements, instruments, documents and guaranties as heretofore, contemporaneously herewith or may hereafter be executed and delivered to Lender by Borrower and any other persons and entities, from time to time, as the case may be, evidencing, securing or guarantying the Liabilities (collectively the "Collateral Documents"), including, without limitation, that certain Continuing Unconditional Guaranty of even date herewith executed and delivered by Stanton E. Ross to Lender and that certain Corporate Continuing Unconditional Guaranty of even date herewith executed and delivered by Infinity, Inc. to Lender.

      Borrower hereby authorizes Lender to charge any account of Borrower for all sums due hereunder. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to Borrower under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

     The principal and all accrued interest hereunder may be prepaid by Borrower, in part or in full, at any time; provided, however, that Borrower shall pay a prepayment fee as provided in the Loan Agreement.

     Borrower waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time hereafter, any indebtedness matured or unmatured owing from Lender to Borrower. Borrower waives every defense, counterclaim or setoff which Borrower may now have or hereafter may have to any action by Lender in enforcing this Note and/or any of the other Liabilities, or in enforcing Lender's rights in the Collateral and ratifies and confirms whatever Lender may do pursuant to the terms hereof and of the Loan Agreement and with respect to the Collateral and agrees that Lender shall not be liable for any error in judgment or mistakes of fact or law.

     Borrower, any other party liable with respect to the Liabilities and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender's rights hereunder.

     The loan evidenced hereby has been made and this Note has been delivered at Chicago, Illinois. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon Borrower and Borrower's legal representatives, successors and assigns. If this Note contains any blanks when executed by Borrower, Lender is hereby authorized, without notice to Borrower to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note. The term "Borrower" as used herein shall mean Borrower and its administrators, successors and assigns.

     To induce Lender to make the loan evidenced by this Note, Borrower (i) irrevocably agrees that, subject to Lender's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with Lender, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Chicago, Illinois; (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city; and (iii) waives any objection based on forum non-conveniens. IN ADDITION, LENDER AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. In addition, Borrower agrees that all service of process shall be made as provided in the Loan Agreement.

     As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction.

     In Witness Whereof, Borrower has executed this Note on the date first set forth above.

CONSOLIDATED OIL WELL SERVICES, INC.,
a Kansas corporation


By  /s/  Stanton E. Ross
Name   Stanton E. Ross
Title  President

                                  TERM NOTE A


Executed as of the 14th day of
January, 2002 at Chicago, Illinois.                          No.___________

Amount $2,902,537.50



     FOR VALUE RECEIVED, Consolidated Oil Well Services, Inc., a Kansas corporation ("Borrower"), promises to pay to the order of LaSalle Bank National Association, a national banking association (hereinafter, together with any holder hereof, called "Lender"), at the main office of Lender, the principal sum of Two Million Nine Hundred Two Thousand Five hundred Thirty-Seven and 50/100 Dollars ($2,902,537.50). Borrower further promises to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement from the date hereof until payment in full hereof.

     This Note was delivered pursuant to that certain Loan and Security Agreement, as it may be amended from time to time, together with all exhibits thereto, of even date herewith, between Lender and Borrower (the "Loan Agreement"). All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the meaning ascribed to such term in the Loan Agreement.

     The full and timely payment of the Liabilities is secured by security interests, liens and encumbrances granted by Borrower to Lender pursuant to the Loan Agreement and the other agreements, instruments, documents and guaranties as heretofore, contemporaneously herewith or may hereafter be executed and delivered to Lender by Borrower and any other persons and entities, from time to time, as the case may be, evidencing, securing or guarantying the Liabilities (collectively the "Collateral Documents"), including, without limitation, that certain Continuing Unconditional Guaranty of even date herewith executed and delivered by Stanton E. Ross to Lender and that certain Corporate Continuing Unconditional Guaranty of even date herewith executed and delivered by Infinity, Inc. to Lender.

     THE OUTSTANDING PRINCIPAL BALANCE OF BORROWER'S LIABILITIES TO LENDER UNDER THIS NOTE SHALL BE PAYABLE UPON DEMAND. Prior to demand, Borrower shall pay the Liabilities evidenced by this Note to Lender as follows: (a) thirty-five (35) successive monthly principal payments of Eighty Thousand Six Hundred Twenty-Six and 04 /100 Dollars ($80,626.04) each, together with accrued interest to the date of each payment, beginning January 31, 2002, and continuing on the last Business Day of each calendar month thereafter through and including November 30, 2004, and (b) a final payment of all then outstanding Liabilities evidenced by this Note on December 31, 2004, all without demand therefor or notice thereof from Lender to Borrower or any other person or entity. The liabilities shall be paid at the main office of Lender.

     Borrower hereby authorizes Lender to charge any account of Borrower for all sums due hereunder. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in

Page 1



the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to Borrower under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

     The principal and all accrued interest hereunder may be prepaid by Borrower, in part or in full, at any time; provided, however, that Borrower shall pay a prepayment fee as provided in the Loan Agreement, if any.

     Borrower waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time hereafter, any indebtedness matured or unmatured owing from Lender to Borrower. Borrower waives every defense, counterclaim or setoff which Borrower may now have or hereafter may have to any action by Lender in enforcing this Note and/or any of the other Liabilities, or in enforcing Lender's rights in the Collateral and ratifies and confirms whatever Lender may do pursuant to the terms hereof and of the Loan Agreement and with respect to the Collateral and agrees that Lender shall not be liable for any error in judgment or mistakes of fact or law.

     Borrower, any other party liable with respect to the Liabilities and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender's rights hereunder.

     The loan evidenced hereby has been made and this Note has been delivered at Chicago, Illinois. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon Borrower and Borrower's legal representatives, successors and assigns. If this Note contains any blanks when executed by Borrower, Lender is hereby authorized, without notice to Borrower to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note. The term "Borrower" as used herein shall mean Borrower and its administrators, successors and assigns.

     To induce Lender to make the loan evidenced by this Note, Borrower (i) irrevocably agrees that, subject to Lender's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with Lender, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Chicago, Illinois; (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city; and (iii)


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waives any objection based on forum non-conveniens.  IN ADDITION, LENDER AND
BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. In addition, Borrower agrees that all service of process shall be made as provided in the Loan Agreement.

     As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word "Borrower" shall be so construed.

     In Witness Whereof, Borrower has executed this Note on the date first set forth above.

CONSOLIDATED OIL WELL SERVICES, INC.,
a Kansas corporation


By  /s/ Stanton E. Ross
Name   Stanton E. Ross
Title  President



































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